Exhibit 10.99

[CREDIT LYONNAIS LETTERHEAD]

Entre les soussignés :

28 NOV. 2003

1. Dénomination : INTER PARFUMS
Forme: Société Anonyme
Capital : 12.644.952 Euros
Siège : 4, Rond Point des Champs Elysées 75008 PARIS
SIREN: 350.219.382 RCS PARIS

représenté par Monsieur Philippe BENACIN, né le 15/01/1959, ayant tous pouvoirs à l'effet des présentes en qualité de Président du Conseil d'Administration et de Directeur Général

Ladite personne morale ci-après dénommée "le Client".

2. Le CREDIT LYONNAIS, Société Anonyme dont le Siège Social est à LYON, 18 rue de la République, et le Siège Central à PARIS, 19 boulevard dés Italiens, SIREN 954 509 741, RCS LYON, représenté par

Marc LEMAIRE
Responsable d'Equipe
UAC Champs sur Marne

ci-après dénommé "la Banque".

Il est convenu d'une ouverture de crédit sous les clauses et conditions suivantes :

ARTICLE 1 : CARACTERISTIQUES DE L'OUVERTURE DE CREDIT

1.1 La Banque ouvre au Client, qui accepte, un crédit d'un montant maximum de 15.000.000 Euros (QUINZE MILLIONS D'EUROS) et d'une durée de 5 ans afin de financer la croissance externe.

1.2 Sous réserve des dispositions de l'article 3 ci-après, cette ouverture de crédit sera utilisable à compter de la date de signature du présent acte,

1.3 Apres avoir utilisé l'ouverture de crédit et l'avoir remboursée en une ou plusieurs fois, totalement ou partiellement, le Client pourra demander de nouvelles utilisations dans les limites de montant et de durée après définies. Les utilisations sont ci-après désignées par le terme "tirages".

ARTICLE 2 : TERMES DE L'OUVERTURE DE CRÉDIT

Le montant du crédit sera progressivement réduit, aux dates et aux montants ci-après définis :

Date	Montant de la Réduction	Montant de l'ouverture de crédit
09/2004	3.000.000	12.000.000
09/2005	3.000.000	9.000.000
09/2006	3.000.000	6.000,000
09/2007	3.000.000	3.000.000
09/2008	3.000.000	0

Le crédit disponible, à une date déterminée, sera égal à la différence entre le montant de l'ouverture de crédit à cette date, tel qu'indiqué ci-dessus, et le montant total des tirages en cours à cette date.

Le Client déterminera le montant et les échéances des tirages dans les limites de montant et de durée du crédit disponible. Il ne pourra, en conséquence, être effectué un tirage dont le montant ou/et la durée aurait pour effet d'entraîner un dépassement des limites ci-dessus fixées.

Tout tirage sera remboursable à sa date d'échéance.

ARTICLE 3 : UTILISATION DU CREDIT

3.1 Ce crédit sera utilisable par tirages d'une durée minimale de 1 mois et maximale de 3 mois

3.2 Chaque tirage devra être d'un montant au moins égal à 100.000 Euros.

3.3 Chaque tirage, y compris en renouvellement d'un précédent tirage, devra faire l'objet d'un avis dûment signé au nom du Client, conforme au modèle figurant en annexe 1 au présent contrat. Il engagera irrévocablement le Client.

L'avis de tirage prendra effet a la date déterminée par application du paragraphe 4.5 ci-après.

3.4 La Banque ne sera tenue d'exécuter une demande de tirage que pour autant qu'aucun événement prévu à l'article 11 ne soit survenu,

Le droit au tirage est strictement personnel au client et ne pourra être cédé sans l'accord de la Banque.

ARTICLE 4 : CONDITIONS FINANCIERES

4.1 Commission

Le Client réglera à la Banque une commission d'engagement de 0,25 % l'an. Elle aura pour assiette le montant de l'ouverture de crédit et sera perçue trimestriellement et d'avance et pour la première fois à la date de signature du contrat

Elle sera calculée, prorata temporis, sur la base d'un trimestre de 90 jours rapporté à 360 jours l'an et pour le cas où la dernière période de calcul serait d'une durée inférieure, sur le nombre de jours calendaires exact rapporté à une durée de 360 jours.

Cette commission ainsi versée restera entièrement et définitivement acquise a la Banque même en cas de renonciation anticipée à l'ouverture de crédit.

Par ailleurs, le Client réglera à la Banque, à la date de signature de la présente convention, une de frais de dossier d'un montant de 5.980 EUROS TTC.

4.2 Intérêts

Les intérêts applicables à chacun des tirages seront calculés au taux de l'EURIBOR de la durée de la de tirage majoré de 0,45 % l'an.

Il séra fait application de l'EURIBOR coté l'avant dernier jour ouvré précédant le jour de la mise à des fonds.

Les intérêts seront payables à terme échu à l'échéance du tirage.

Ils seront calculés sur la base du nombre de jours exact du tirage rapporté à 360 jours

Il est précisé que les taux EURIBOR (Euro Interbank Offered Rate) sont un indicateur établi sous l'égide de la Fédération Bancaire de l'Union Européenne, de la moyenne des meilleurs taux pratiqués sur le marché interbancaire de l'EURO, pour des échéances de un à douze mois, par les banques de référence opérant sur ce marché.

Il est convenu qu'une modification de la base ou de la méthode de calcul ou des modalités de publication du taux de référence pour le calcul des intérêts n'affecterait pas la référence à ce taux, laquelle resterait applicable.

4.3 Lieu de paiement

Toutes sommes dues par le Client à la Banque seront payables au Crédit Lyonnais 61 rue Lafayette 75009 PARIS. Le Client autorise irrévocablement la Banque à prélever à son compte no 608 H à l'agence 572, lors de leur échéance, le montant nécessaire à leur règlement.

4.4 Taux effectif global

En conformité des dispositions des articles L 313-1 et suivants du code de la consommation, il est précisé que sur la base d'un tirage d'une durée de trois mois portant sur le montant maximum de l'ouverture de crédit :

- l'EURIBOR à trois mois étant à la date du 12/09/2003 de 2,152 % l'an,

- le taux effectif global ressort à 2,65 % l'an [soit 0,6625 % par trimestre] compte tenu des conditions financières énoncées ci-dessus.

Ce taux est donné à titre d'exemple, seule l'utilisation du crédit permettant de déterminer le taux effectif global de ce concours.

4.5 Délai de préavis de tirage

Sous réserve que l'avis de tirage soit reçu par la banque au plus tard à 10 heures un jour de cotation de l'EURIBOR, les fonds seront mis à disposition du Client le deuxième jour de cotation de l'ERIBOR suivant cette date.

Il est précisé que l'avis de tirage doit être reçu un jour où le réseau commercial Entreprises de la Banque est ouvert en France avant 10 heures.

ARTICLE 5 : CLAUSES PARTICULIERES

5.1 Garantie donnée aux tiers

Le Client s'engage à ne consentir aucune sûreté, garantie ou charge à un tiers sur une immobilisation, au sens du plan comptable, sans en faire bénéficier la Banque pari passu au même rang ou sans lui conférer une autre sûreté considérée comme équivalente par cette dernière. Toutefois, la présente clause ne s'appliquera pas aux garanties ou sûretés que consentirait le Client en couverture du financement de l'acquisition d'une immobilisation dès lors qu'elles porteront exclusivement sur l'actif en question et garantiront uniquement le financement de cet actif.

5.2 Ratios

Le Client s'engage à faire en sorte que le rapport :

-- entre, d'une part, son endettement ajusté et, d'autre part, sa capacité d'autofinancement, soit à la clôture des comptes semestriels et annuels inférieur ou égal à 4

-- entre son endettement ajusté et ses capitaux propres soit à la clôture des comptes semestriels et annuels inférieur ou égal à 1

étant convenu que la Banque aura la faculté de se faire justifier de l'un ou l'autre de ces ratios à tout moment et, en cas de dépassement de l'un ou l'autre, d'exiger le remboursement anticipé du présent concours de plein droit sans formalité.

[CREDIT LYONNAIS LETTERHEAD]

Par "Endettement Ajusté", il est convenu de retenir les valeurs suivantes : emprunts obligataires + emprunts et dettes auprès des établissements de crédit + emprunts et dettes financières divers (encours de crédit bail en capital compris) déduction faite des disponibilités nettes (valeurs mobilières de placement nettes + disponibilités nettes).

Par "Capitaux Propres", il est convenu de retenir les valeurs suivantes : capital + primes + réserves + report à nouveau + résultat consolidé - bénéfice distribué prévu + subvention d'investissements + réglementées + provisions pour risques et charges + comptes courants d'associés bloqués avec cession d'antériorité en faveur du Crédit Lyonnais.

Par <<capacité d'autofinancement>> CAF il est convenu de retenir les valeurs suivantes : résultat net (HN) + autres charges à caractère financier et exceptionnel (HE, HG, GQ, GT) + reprises sur provisions, stocks et clients (6R, 6V) - reprises sur amortissement, provisions et transferts de charge d'exploitation (FP) - autres produits à caractère financier et exceptionnel (HA, HC, GM, GO) + pertes sur opérations en capital (HF) - profits sur opérations en capital (HB) + dotations aux provisions pour risques et charges (GD) + dotations aux amortissements et provisions sur immobilisations (GA, GB) y compris la partie d'amortissements des loyers de crédit bail (HP, HQ) (éventuellement forfaitées) - charges à répartir sur plusieurs exercices (SM) - dividendes de participations (GI).

Sont indiquées entre parenthèses les références de la liasse fiscale.

Ces ratios seront établis sur la base des comptes consolidés et certifiés du client, et devront faire d'une attestation certifiée des commissaires aux comptes du client sur la base des comptes au 31 décembre de chaque année.

5.3 Défaut de paiement au titre d'autres engagements

Indépendamment des situations définies à l'article 11 "Exigibilité Anticipée " ci-après, la Banque aura la faculté de refuser tout nouveau tirage et d'exiger le remboursement immédiat du crédit de plein droit, en cas de défaut de paiement à bonne date d'une somme due par le Client ou l'une de ses filiales en principal ou intérêts, à la Banque ou à une filiale de cette dernière, au titre de toute autre opération de crédit qui a été ou serait conclue que ce soit en qualité de bénéficiaire du crédit ou de garant.

Il en sera de même en cas de défaut de paiement portant sur un financement contracté à l'égard de tiers, d'exigibilité anticipée du financement ou de manquement à l'une des obligations résultant du contrat de financement, à moins que n'ait été contesté de bonne foi le manquement reproché ou l'exigibilité anticipée et qu'un tribunal compétent n'ait été saisi de cette contestation.

5.4 Modification de l'actionnariat

Les parties reconnaissent que le crédit est conclu en considération de la détention par Messieurs BENACIN et MADAR, directement ou indirectement, d'une fraction du capital du Client leur conférant la majorité des droits de vote dans les assemblées générales de ce dernier. Dans le cas où cette condition ne serait pas maintenue, la Banque aurait la faculté, de plein droit et sur simple avis, de refuser tout nouveau tirage et d'exiger le remboursement immédiat du crédit. Le Client s'engage en outre à informer la Banque, au plus tard quinze jours après qu'elle soit intervenue, de toute modification significative de son actionnariat ou de l'une de ses filiales.

ARTICLE 6 : SURVENANCE DE CIRCONSTANCES NOUVELLES

Les conditions financières du crédit ont été fixées en fonction de la réglementation applicable à la date de Signature du présent contrat,

Si, par suite d'une nouvelle disposition législative ou réglementaire, d'une modification d'une loi, d'un règlement, d'une directive ou de l'interprétation qui en est faite par toute autorité compétente chargée de leur application ou de leur interprétation :

-- la Banque se trouve soumise à tout impôt, taxe, droit ou retenue, à quelque titre et pour quelque cause que ce soit, du chef de toute somme due par le Client à la Banque en vertu du présent contrat ou voit sa base de taxation modifiée eu égard auxdites sommes (à l'exception de l'impôt sur les sociétés).

-- la Banque devient assujettie à toute mesure de réglementation monétaire, financière ou bancaire, entraînant une charge nouvelle en relation directe avec le crédit (par exemple des réserves ou des dépôts obligatoires, des ratios de fonds propres, de liquidité ou autres) et si l'une des mesures qui précèdent ou toute autre mesure a pour effet de réduire le montant de toute somme reçue par la Banque en vertu du contrat, de réduire le rendement réel du crédit ou, plus généralement, de modifier en défaveur de la Banque l'économie générale du contrat,

Les dispositions suivantes s'appliqueront :

a) la Banque en avisera par écrit le Client. Cette notification contiendra le montant estimatif de la charge nouvelle et de l'indemnisation nécessaire qui sera accompagnée de tout document justificatif ;

b) la Banque et le Client se concerteront dès que possible en vue de parvenir à une solution permettant de faire face aux difficultés survenues, dans l'esprit de coopération qui préside à la conclusion du contrat. Pendant cette période de négociation, le Client ne pourra procéder à aucun nouveau tirage au titre du contrat ;

c) si aucune solution ne peut être trouvée dans le délai de trente (30) jours suivant la réception par le Client de ladite notification, le Client devra:

-- soit demander à la Banque le maintien du crédit en s'engageant toutefois à prendre intégralement à sa charge, tant que les dispositions visées ci dessus demeureront eu vigueur, le coût additionnel que la Banque aura à supporter,

-- soit procéder au remboursement définitif et ou paiement de tous les montants dus à la Banque en principal, intérêts, commissions, frais et accessoires dans un délai de dix (10) jours à compter de l'expiration du délai de trente (30) jours susvisé, le contrat prenant fin de plein droit. (Le Client devra en outre indemniser la Banque de toutes les pertes que celle-ci aura subies en liquidant ou en remployant les dépôts acquis pour finança en tout ou partie les sommes remboursées par le Client, sur présentation d'un certificat mentionnant le montant de l'indemnisation nécessaire et dont le calcul liera les parties sauf erreur manifeste.)

ARTICLE 7 : RENONCIATION A L'OUVERTURE DE CREDIT

Le Client pourra renoncer à tout moment à tout ou partie de la fraction non utilisée du crédit par lettre adressée à la Banque et moyennant un préavis de sept jours calendaires.

Cette renonciation aura un caractère irrévocable et réduira définitivement et d'autant le plafond des engagements de la Banque. En contrepartie, la commission d'engagement cessera d'être due, à compter de sa prochaine échéance, sur la partie du crédit à laquelle le Client aura renoncé, toute commission d'engagement perçue d'avance étant définitivement acquise à la Banque.

La renonciation devra porter sur un montant au moins égal à 100.000 Euros sauf s'il s'agit du solde du crédit.

ARTICLE 8 : REMBOURSEMENTS ANTICIPES

Le Client n'aura pas la faculté de procéder au remboursement anticipé d'un ou plusieurs tirages sauf accord préalable exprès de la Banque.

Le Client ne pourra pas rembourser par anticipation un ou plusieurs tirages sauf accord exprès de la Banque et moyennant préavis écrit de 5 jours ouvrés minimum. Dans un tel cas, le Client réglera à la Banque une indemnité égale au produit du montant du tirage par la différence, si elle est positive, entre le taux d'intérêt applicable au tirage remboursé par anticipation et le taux de référence en vigueur à cette date.

Le taux de référence sera l'EURIBOR (ou taux s'y substituant) d'une durée équivalente à la durée restant à courir du tirage concerné de la veille ouvrée du remboursement anticipe, arrondie le cas échéant au nombre de mois immédiatement supérieur.

ARTICLE 9 : INTERETS DE RETARD - IMPOTS ET FRAIS

9.1 Toute somme non payée à son échéance normale ou anticipée par le Client portera intérêts de plein droit, depuis le jour de la date d'échéance et jusqu'à son remboursement intégral au taux EURIBOR (ou tout autre taux qui s'y substituerait) à un (1) an, pris jour après jour, majoré de la marge et de 300 points de base (3%) l'an. Cette stipulation ne pourra nuire à l'exigibilité sans préavis et, par suite, valoir accord de délai de règlement. Les intérêts seront capitalisés, s'il sont dus pour une année entière, conformément à l'article 1154 du Code Civil.

9.2 En outre au cas où la banque serait amenée à produire à une procédure d'ordre amiable ou judiciaire, le client sera redevable d'une indemnité forfaitaire de 5 % du capital dû.

ARTICLE 10 : COMMUNICATION A TRANSMETTRE A LA BANQUE - DECLARATION

10.1 Pendant toute la durée de l'ouverture de crédit et jusqu'à extinction des obligations en résultant, le Client s'engage à communiquer à la Banque :

-- annuellement et au plus tard à l'expiration d'un délai de 180 jours suivant la clôture de chacun de ses exercices sociaux, ses comptes annuels certifiés (bilan, comptes de résultats et annexes) accompagnés du rapport de gestion de son Conseil d'Administration ou Directoire ainsi que les rapports général et spécial de son Commissaire aux comptes, les situations et rapports semestriels et comptés consolidés réglementairement requis,

-- dès leur établissement, les procès-verbaux de ses assemblées générales ordinaires et extraordinaires,

-- sans délai, avec. tous justificatifs, toutes informations d'ordre juridique intéressant sa capacité à contracter ou sa représentation (notamment ouverture d'une procédure collective, modification des pouvoirs des personnes habilitées à traiter au nom du Client), ainsi que tous faits qui pourraient avoir un effet défavorable important sur son activité, ses actifs ou sa situation financière,

-- tout projet de modification substantielle de son Capital, de fusion ou de scission, de modification de son actionnant, de changement de forme sociale ou de transfert de son Siège Social,

-- sur demande de la Banque, tout document et information sur sa situation économique, comptable et financière.

10.2 Le Client déclare et garantit à la Banque que :

a) il est une société régulièrement constituée, jouissant de la personnalité morale et possédant la pleine capacité juridique de conclure le présent contrat et d'en exécuter et respecter les termes et conditions ;

b) la Signature et l'exécution de ce contrat ont été régulièrement autorisées par ses organes sociaux et ne requièrent aucune autorisation d'aucune autorité compétente qui n'ait été obtenue ;

c) la signature du contrat et l'exécution des obligations qui en découlent pour lui ne contreviennent ni à ses statuts ni à un quelconque engagement auquel il pourrait être tenu, ni ne violent en aucune façon les lois ou règlements qui lui sont applicables ;

d) aucune procédure judiciaire ou administrative n'est en cours, ou à sa connaissance n'est sur le point d'être engagée à son encontre pour empêcher ou interdire la signature ou l'exécution du contrat ou qui pourrait avoir un effet défavorable important sur son activité, ses actifs ou sa situation financière ;

e) aucun événement susceptible d'avoir un effet défavorable important sur son activité, son patrimoine ou sa situation économique et financière n'est survenu depuis la clôture de son dernier exercice social et il n'existe aucun fait constituant ou manifestement susceptible de constituer un cas d'exigibilité anticipée

f) ses derniers bilans et comptes de résultats sociaux et, s'il y a lieu, consolidés, remis à la Banque, ont été établis selon les principes comptables généralement admis, sont réguliers et sincères et donnent une image fidèle de son patrimoine, de sa situation financière et de ses résultats.

Ces déclarations seront réputées réitérées lors de chaque tirage,

ARTICLE 11 : EXIGIBILITE ANTICIPEE

Toutes sommes dues à la Banque en capital, intérêts, commissions frais et accessoires au titre de la présente ouverture de crédit seront exigibles par anticipation immédiatement de plein droit et aucun tirage ne pourra être effectué en cas de liquidation judiciaire, cessation d'exploitation du Client ou cession de l'entreprise dans le cadre d'une procédure collective.

Par ailleurs, sans préjudice des dispositions convenues à l'article 5, la Banque aura la faculté de déclarer exigible de plein droit l'intégralité des sommes dues au titre des tirages en cours et de refuser l'exécution de tout nouveau tirage dans l'un des cas suivants et ce, 10 jours après, sur notification faite par lettre recommandée avec accusé de réception adressée au Client sans autre formalité ni décision de justice ;

a) à défaut d'exécution d'une seule obligation résultant pour le Client de la présente ouverture de crédit, notamment en cas de non paiement à son échéance d'une somme quelconque,

b) en cas d'inexactitude d'une déclaration du client faite dans le cadre de la présente convention ou d'une information communiquée à la Banque,

c) en cas de fusion, absorption, scission ou dissolution du Client, réalisation d'un apport partiel d'actifs ou cession de fonds de commerce, transfert de siège social hors de France, cessation d'activité, ouverture d'un règlement amiable ou désignation d'un mandataire ad hoc ou modification de la structure juridique du Client entraînant une diminution de la responsabilité personnelle de ses associés,

d) au cas où surviendrait un événement de nature à avoir un effet gravement défavorable sur l'activité, le patrimoine ou la situation économique ou financière du Client, à moins que ce dernier ne fournisse à la Banque, dans un délai de 15 jours suivant la survenance de l'événement, toute assurance, acceptée par ce dernier, sur sa capacité à respecter ses engagements,

e) en cas de non constitution, au rang convenu, d'une garantie prévue dans le cadre de la présente ouverture de crédit, de diminution de la valeur de la garantie, notamment ouverture d'une procédure collective ou d'un règlement amiable d'un tiers garant, cession d'un bien donné en garantie ou si ce bien faisait l'objet d'une mesure conservatoire ou d'exécution forcée,

f) en cas d'arriéré fiscal ou envers l'URSSAF non dûment contesté par le Client,

g) en cas de clôture du compte courant du Client chez la Banque ou d'exclusion de sa signature par la Banque de France ou si les capitaux propres du Client devenaient inférieurs à la moitié de son capital social.

h) en cas de non renouvellement de la licence Burberry à l'échéance du 31 décembre 2006

ARTICLE 12 : CESSION

La Banque aura la faculté de céder les créances résultant des tirages effectués par le Client notamment dans le cadre d'une opération de titrisation régie par la loi no. 88-1201 du 23 décembre 1988. Elle pourra également, notamment en cas de titrisation, donner un mandat de recouvrement ou d'encaissement.

Indépendamment des opérations mentionnées ci-dessus, la Banque aura la faculté de transférer ses droits et obligations résultant du présent contrat à un autre établissement de son groupe ou établissement tiers après accord du Client lequel ne pourra refuser de donner son consentement sans juste motif.

ARTICLE 13 : IMPOTS ET FRAIS

Tous droits, impôts, taxes présents et futurs, de quelque nature que ce soit, et d'une manière générale tous frais afférents au crédit (dont les frais de constitution, renouvellement et mainlevée des sûretés éventuellement conférées) ou qui en seraient la suite ou la conséquence seront à la charge du Client et par conséquent acquittés par lui ou remboursés par lui à la Banque en cas d'avance par celle-ci.

ARTICLE 14 : NOTIFICATION - AVIS DE TIRAGE - ABSENCE DE RENONCIATION

14.1 Toute notification, demande ou communication susceptible d'être faite dans le cadre de la présente convention pourra être effectuée, sauf clause contraire, par lettre, télex ou télécopie.

Le Client déclare que les avis de tirage transmis par télécopie ou télex l'engageront valablement au même titre qu'un document original et décharge la Banque de toute responsabilité concernant notamment les conséquences d'une utilisation erronée, abusive ou frauduleuse de ces moyens de transmission. Les avis de tirages émis par l'un ou l'autre de ces moyens devront être confirmés le jour même par courrier.

14.2 Aucun retard ni aucune omission de la part de la Banque dans l'exercice de l'un quelconque de ses droits aux termes du présent contrat ne portera atteinte audit droit ni ne sera considéré comme impliquant de sa part une renonciation à se prévaloir de ce droit. Les droits et recours stipulés au présent contrat sont cumulatifs et non exclusifs d'aucun droit ou recours que la Banque pourrait avoir par ailleurs

ARTICLE 15 - CLAUSES FINALES

Election de domicile.

Pour l'exécution des présentes et de leurs suites domicile est élu par la Banque au lieu désigné à l'article 4-3 pour les paiements et par le Client en son Siège Social.

Attribution de Compétence.

Il est fait attribution de compétence aux tribunaux de PARIS et à ceux dans le ressort desquels est situé le lieu désigné à l'article 4-3 pour les paiements, au choix du demandeur,

Fait en 2 exemplaires originaux sur timbres

La Banque /s/ [Illegible] CREDIT LYONNAIS UAC CHAMPS SUR MARNE 15/17, (Illegible) Nobel 77420 CHAMPS SUR MARNE Contrats & Garanties 1 - 24 170	/s/ Philippe Benacin Le Client A. Paris le 16/10/03